                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT, entered into as of March 29, 2001, between CORE, INC., a Massachusetts corporation (hereinafter called "CORE" or the "Company"), and Craig Horton of Los Angeles, California (hereinafter called "Executive").

         WHEREAS, Executive is presently an employee and officer of CORE;

         WHEREAS, pursuant to the terms and conditions of that certain Agreement and Plan of Merger (the "Merger Agreement"), among the Fortis, Inc., a Nevada corporation ("Fortis"), Core Merger Sub, Inc., a Massachusetts corporation ("Merger Corp.") and the Company, dated as of March ___, 2001, the Company will become a wholly owned subsidiary of Fortis; and

         WHEREAS, Executive had entered into an Employment Agreement with the Company dated July 15, 1999, as amended by amendment dated as of January 18, 2001 (collectively, the "Original Agreement"); and

         WHEREAS, in connection with the Merger Agreement, CORE and Executive each desire to enter into this Amended and Restated Employment Agreement concerning Executive's continuing employment with CORE, as a subsidiary of Fortis;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt of which is acknowledged by both parties hereto, the Company and Executive agree as follows:

         1. EMPLOYMENT. The Company will employ Executive and Executive will serve the Company as the Company's Executive Vice President, National Accounts. Absent consent of Executive, Executive's primary place of employment shall be within 50 (fifty) miles of 6601 Center Drive, West, Los Angeles, CA 90045, save in the event that both (1) no active Company facility with employees other than Executive remains within this area and (2) Executive's duties cannot effectively and at reasonable cost be performed from his home and such locations to which he may be required to travel.

         1.A EFFECTIVE DATE. The terms and conditions set forth in this Agreement, while binding upon the parties hereto, shall become effective only upon the Closing, as such term is defined in the Merger Agreement, such date being hereinafter referred to as the "Effective Date" of this Agreement. In the event the Merger Agreement is terminated for any reason, Executive will remain subject to the terms and conditions set forth in the Original Agreement.

         2. DUTIES. Executive shall report to the President or one of the co-Presidents of the Company (henceforth the "President" or "co-President"). Executive in conjunction with other executives of the Company shall be responsible for the day to day business, operations and affairs of the Company. Executive's duties shall include duties consistent with the office of Executive Vice President, National Accounts, which duties shall generally include development, implementation and oversight of Company policies and practices governing marketing, product development, and customer service as it relates to large employer clients. In the performance of his duties, Executive shall not be required to travel greater than 50 driving miles from his place of employment more than 25 days per calendar quarter.
The Company will support educational and professional society participation of Executive by reimbursing tuition and such other expenses as are provided by Company personnel policies, up to Fifteen Thousand Dollars ($15,000) per year, in connection with programs that are related to the businesses of the Company. The Company will make reasonable efforts to allow Executive to plan and perform his schedule so as to allow participation in such developmental activities. Company personnel policies will determine the extent to which and circumstances in which this participation is regarded as Company-sponsored work and compensated as such.

         3. TERM. The term of Executive's employment hereunder shall be for the period beginning on the Closing, and ending December 31, 2002 (said period, as it may be extended in accordance with the terms of this Agreement, being the "Term"). Thereafter, the Term of this Agreement shall be extended automatically for an additional period of twelve months, unless pursuant to Section 8, written notice of intent not to extend (which shall be taken to be written notice to terminate) is delivered by either party no less than thirty (30) days prior to the scheduled end of the initial or subsequent Term. Notwithstanding the scheduled termination date or extensions thereof, this Agreement is subject to earlier termination as set forth in Section 8 hereof.

         4. COMMITMENT OF EXECUTIVE. During the Term, Executive shall be employed by the Company on a full-time basis, and Executive shall not perform work for compensation (except for reimbursement of reasonable expenses approved by the Company) within the industries in which CORE, any of CORE's subsidiaries, or FBIC are active for any person or entity other than the Company without first obtaining the prior written consent of the President or co-President as applicable.

         5. COMPENSATION.

                  (a) SALARY. Commencing on the Effective Date, the Company agrees to compensate Executive at the rate of not less than Two Hundred Sixty Thousand Dollars ($260,000) per annum (a "Base Salary"). Executive's Base Salary shall not be reduced without Executive's consent. Executive shall be eligible for annual salary reviews, with any increase provided by the Company to take effect at the time determined by Company personnel policies for such increases. The first such review will take place at the time above referenced during the initial Term, with additional reviews on an annual basis thereafter. The decision to award an increase or not, as well as the size of any increase awarded, will be made by the President or co-President as applicable, based on the usual criteria applicable to such decisions.

                  (b) PAYROLL POLICIES. Executive's compensation shall be paid in installments pursuant to the Company's personnel policies, as they may be amended from time to time, less any applicable federal, state or local payroll tax deductions incident on Executive, as well as any voluntary reductions available under the Company's personnel policies and elected by Executive.

                  (c) BONUSES. Within Ninety (90) days of Closing, the President or co-President to whom Executive reports shall determine, following discussion with Executive, the goals and related metrics, whether of business or personal performance, for inclusion in Executive's new bonus plan for 2001, which will replace the pre-Closing 2001 CORE executive bonus plan. The bonus plan will be amended and restated by the President or co-President in the first quarter of each subsequent calendar year, with performance measures on an annual basis.

                  Executive's initial and subsequent bonus plans will provide that performance at a 1.0 weighted average score (the range of each metric to run from 0.00 to 2.00) shall result in an annual bonus of 40% of Executive's Base Salary as in effect on December 31 of the year in question (the "Target Bonus"). The initial plan, however, because it is for a partial year, will be devised either to prorate the 40% target for the partial year, or to offset amounts paid Executive under the pre-Closing 2001 CORE executive bonus plan, at the discretion of the President or co-President, with metrics appropriate to such choice.

                  At the end of any year, decision as to the score determined for Executive on each of the metrics included in that year's bonus plan shall be made by the President or co-President, consistent with his understanding of the metrics selected and their appropriate measurement. Other qualifying conditions for payment of the annual bonuses, as well as the dates of payment, shall be consistent with Company personnel policies concerning the annual bonus program available to employees generally. Such conditions may include that Executive must be employed by the Company on the scheduled payment date in order to qualify for payment.

         6. ETHICAL CONDUCT. Executive agrees to adhere to all recognized professional ethics and customs, and to avoid all actions or conduct that injures, directly or indirectly, the professional standing and reputation of the Company, any of the Company's Affiliates as hereinafter defined, or their employees. Executive represents and warrants he is free to enter into this Agreement and that there are no employment contracts, restrictive covenants or other obligations preventing full performance of his duties hereunder.

         7. FRINGE BENEFITS.

                  (a) VACATION. Executive shall be entitled to a vacation period without loss of compensation pursuant to the Company's personnel policies, as they may be amended from time to time, provided that in no event shall Executive be accorded fewer than twenty-five (25) business days of vacation in any calendar year. In the event that Executive's employment is terminated for any reason prior to the expiration of a complete calendar year, the vacation period to which he is entitled shall be prorated in accordance with the Company's policies, and he shall receive payment based on the daily rate of his

Base Salary on account of any unused vacation days. Executive shall be entitled to carry over from year to year the amount of vacation time allowed by the Company's personnel policies, except that Executive in no event shall be entitled to carry over more than ten (10) days of unused vacation per year unless such excess carryover is required by state law.

                  (b) HOLIDAYS. In addition to his vacation time, Executive shall be entitled without loss of compensation to those holidays and floating holidays to which employees of the Company are entitled under the personnel policies of the Company.

                  (c) HEALTH CARE AND INSURANCE COVERAGE. During the Term, Executive shall be offered a health care and other benefit package consistent with benefits available to other Company executives and employees in Executive's location, under personnel policies as now in effect, and as modified hereafter.

                  (d) DISABILITY BENEFITS. If Executive is unable to work in his position as Executive Vice President, National Accounts, on account of illness or accidental injury, the Company agrees to continue Executive's Base Salary (offset by the gross amount of any amounts payable under a Company-sponsored disability or salary continuation program or programs) and fringe benefits for a period at least equal to the number of days required to satisfy the qualifying period for benefits under the long-term disability policy sponsored by the Company and then in effect).

                  (e) OTHER FRINGE BENEFITS. Executive shall be entitled to additional fringe benefits consistent with the personnel policies of the Company. Executive is entitled to continue to receive travel allowance in the amount of $500 per month during the term of this agreement, for so long as he is required to travel frequently between Irvine and Los Angeles.

         8. TERMINATION OF AGREEMENT.

                  (a) CAUSE. Executive's employment hereunder may be terminated by the Company for "Cause". For the purpose of this Agreement, "Cause" means:

                           (i) willful breach or habitual neglect of the duties Executive is required to perform hereunder which are not cured by Executive within 30 days of written notice from the Company of such breach or neglect;
                           (ii) any illegal act by Executive injurious to the business or reputation of the Company or any of its Affiliates;
                           (iii) Executive's engagement in gross misconduct injurious to the business or reputation of the Company or any of its Affiliates;
                           (iv) Executive's conviction of any crime which constitutes a felony in the jurisdiction committed (whether or not involving the Company or any of its Affiliates); or

                           (v) a material breach by Executive of any material provision of this Agreement which is not cured by Executive within 30 days of written notice from the Company of such breach or neglect.

         If the Company desires to terminate Executive's employment hereunder for Cause, the Company shall give Executive written notice of the termination date, which may be immediate, and shall specify in said notice the termination provision of the Agreement and the factual basis upon which the termination action is based.

         (b) DISABILITY. Executive's employment hereunder may also be terminated at the election of the Company in the event that Executive is disabled from performing his duties hereunder for a period of at least one hundred eighty
(180) continuous days (or such longer period as may be required to satisfy the qualifying period for benefits under the long-term disability policy sponsored by the Company and then in effect) during the Term. In the event Executive's employment is terminated by the Company because of such a disability of Executive, the Company shall give Executive notice of a termination date, which shall not be less than thirty (30) days subsequent to the date of the notice, and Executive's employment hereunder shall terminate on the termination date as so established by the Company.

         (c) DEATH. Executive's employment hereunder shall terminate automatically upon the death of Executive.

         (d) EFFECT OF TERMINATION FOR CAUSE, DISABILITY OR DEATH. If Executive's employment terminates pursuant to Section 8(a), 8(b), or 8(c), the Company shall pay Executive his Base Salary, accrued but unpaid holiday pay, and accrued and unused vacation time through the date of termination of Executive's employment at the rate or rates then in effect, and the Company shall have no further obligations to Executive under this Agreement, except for benefits expressly provided in Section 8(d) and for continuation of benefits required of the Company by applicable law.

         (e) TERMINATION WITHOUT CAUSE; SEVERANCE. CORE may terminate Executive's employment without cause or elect not to extend the Term hereof by giving written notice to Executive at least thirty (30) days prior to the termination date, in which event Executive's employment hereunder shall terminate and Executive shall be entitled to the following payments:

                  (i) all amounts accrued and unpaid to Executive through the termination date, including any Base Salary, accrued but unpaid holiday pay, and accrued but unused vacation time; and
                  (ii) severance payments comprising Base Salary and health care coverage continuing for twelve (12) months from the date of termination. To the extent that such health care coverage cannot by its terms be continued, Base Salary during the severance period shall be increased on a grossed-up basis (for the effects of federal and applicable state and local income taxes) to compensate Executive for the actual premium costs of obtaining such coverage under COBRA or comparable coverage under non-group insurance, if less.
                           Payments under this Section 8(e) shall be made on a schedule consistent with CORE's payroll policies and shall be subject to applicable tax deductions and withholdings.

         Notwithstanding the requisite thirty (30) day notice period, the Company may elect to have Executive cease providing services hereunder either immediately or at another date prior to the termination date, provided the Company pays Executive those amounts required in Section 8(e)(i) through (ii) above.

         If Executive's employment is terminated by CORE without cause pursuant to Section 8(e) hereof within twelve (12) months of the Effective Date of this Agreement, then the phrase "twelve (12) months from the date of termination." in
Section 8(e)(ii) shall be revised to read "eighteen (18) months from the date of termination (provided such payments shall be reduced to reflect any salary, consulting fees or other compensation received by Executive for services rendered after one (1) year from the termination date and further provided, Executive shall timely report to CORE any such compensation)."

         (f) VOLUNTARY TERMINATION FOR GOOD REASON. Executive may terminate Executive's employment for Good Reason by giving written notice to the President or co-President at least thirty (30) days prior to the termination date, and specifying the events or circumstances that Executive believes constitute Good Reason. Within ten (10) business days following the President's or co-President's receipt of Executive's notice of termination pursuant to this clause (f), the President or co-President, on behalf of the Board of Directors of CORE, may (as the exclusive remedy for contesting the existence of Good Reason) give Executive notice stating that CORE does not agree that Good Reason exists, in which event the existence or non-existence of Good Reason shall be determined by arbitration under Section 11 below. If CORE does not contest the existence of Good Reason, or if it is decided in arbitration pursuant to Section 11 that Good Reason existed, Executive shall be entitled to the following payments:

                  (i) all amounts accrued and unpaid to Executive through the termination date, including but not limited to unpaid Base Salary, earned but unpaid bonuses (if any), accrued but unpaid holiday pay, and accrued but unused vacation time); and
                  (ii) severance payments comprising Base Salary and health care coverage continuing for twelve (12) months from the date of termination. To the extent that such health care coverage cannot by its terms be continued, Base Salary during the severance period shall be increased on a grossed-up basis (for the effects of federal and applicable state and local income taxes) to compensate Executive for the actual premium costs of obtaining such coverage under COBRA or comparable coverage under non-group insurance, if less. Payments under this Section 8(e) shall be made on a schedule consistent with CORE's payroll policies and shall be subject to applicable tax deductions and withholdings.

         Following the receipt by the President or co-President of Executive's notice of termination, CORE may elect to have Executive cease performance of services hereunder either immediately or at another date prior to the termination date, in which event the termination date shall be the earlier of thirty (30) days from such receipt or the termination date set forth in Executive's notice of termination.

         If CORE contests the existence of Good Reason, it shall nonetheless pay the amounts required in Section 8(f)(i) above pending the outcome of arbitration. If it is decided in arbitration pursuant to Section 11 that Good Reason did not exist, Executive's termination shall be considered a voluntary termination without Good Reason and amounts paid under Section 8(f)(i) shall be satisfaction in full for amounts due under Section 8(g).

         (g) VOLUNTARY TERMINATION WITHOUT GOOD REASON. Executive may terminate Executive's employment without Good Reason by giving written notice to the President or co-President at least thirty (30) days prior to the termination date, in which event Executive shall be entitled solely to the amount set out in
Section 8(f)(i) above and not to amounts or benefits indicated in Section 8(f)(ii).

         Following the President's or co-President's receipt of Executive's notice of termination, CORE may elect to have Executive cease providing services hereunder either immediately or at another date prior to the termination date, in which event the termination date shall be the earlier of the termination date set forth in Executive's notice of termination, or the first scheduled work day following the last day for which the Company elected to have Executive work.

         (h) GOOD REASON. "Good Reason" means the occurrence (without Executive's express written consent) of any of the following events or circumstances, unless such event or circumstance is corrected by CORE prior to the later of the date of termination specified in the notice of termination given by Executive in respect thereof or thirty (30) days from the date of receipt of such notice:

                  (i) the assignment to Executive of any duties inconsistent with Executive's status as the Executive Vice President, National Accounts, of CORE, a alteration in the nature or status of Executive's title with CORE and his responsibilities for the day to day business, operations and affairs of CORE, as set forth in Sections 1 and 2, or a diminution in
                           Executive's authority with respect to CORE; or
                  (ii)     any material breach by CORE of any material provision
                           of this Agreement that is not cured within the
                           earlier of the time specified for such cure in the related Section of this Agreement or thirty (30) days from the date of notice by Executive to the President or co-President alleging that a material breach has occurred and specifying the nature of the breach and the provision of this Agreement alleged to have been breached.
                  (iii) Not withstanding the foregoing, any of the following shall be deemed to be Good Reason.
                                    o   Change of Executive's primary place
                                        of employment to a location more
                                        than fifty (50) miles from 6601
                                        Center Drive, West, Los Angeles, CA
                                        90045, save under the circumstances
                                        contemplated in the exception to
                                        this requirement in Section 1.
                                    o   Change from a direct reporting
                                        relationship to the President or
                                        co-President.
                                    o   Failure to cure a breach of this
                                        Agreement after Company having been
                                        provided with thirty (30) day of
                                        advance written notice of such
                                        breach.

         (i) RIGHT TO REVOCATION. Should the Company or, if the matter proceeds to Arbitration, the Arbitrator determine that the stated reason of the executive does not constitute Good Reason, then Executive shall have the right to revoke his termination notice and return to employment under the terms of this Agreement within the later of 30 days from receiving such notice from the Company or Arbitrator whichever is later. Any time without pay would then be deemed to be an authorized leave of absence without pay.


         9. COVENANT NOT TO COMPETE; NON-SOLICITATION; CONFIDENTIAL INFORMATION.

         (a) In consideration of and as an inducement to the Company to enter into this Agreement, Executive shall not, for a period commencing on the Effective Date of this Agreement and ending on the date through which severance payments of Base Salary are due pursuant to Section 8(e) or 8(f) above (such later date being referred to as the "Covenant End Date"), serve, directly or indirectly, as an operator, owner, partner, consultant, independent contractor, officer, director, sole proprietor or employee of any firm, company, corporation or entity (other than the Company and its Affiliates) which is engaged within the geographical area of the United States in competition with the businesses of CORE or any of its Affiliates. However, in the event that Executive is serving in such fashion, but for a unit or division of such firm, company, corporation or entity which is not engaged within the geographical area of the United States in competition with the business of the Company or any of its Affiliates, then such service shall not violate this Agreement.

         (b) Executive agrees that for a period commencing on the Effective Date of this Agreement and ending on the Covenant End Date:

                  (i) Executive will not directly or indirectly solicit, hire or attempt to hire for any purpose whatsoever (whether as an employee, consultant, advisor, independent contractor or otherwise) any employee or consultant of the Company or any of its Affiliates or any person who was an employee or consultant of any such corporation or corporations within the twelve
                           (12) months prior to Executive's initial solicitation, hiring, or initial attempt to hire such person (and will use best efforts to prevent any subsequent employer of Executive or related entity or person from taking any such actions);
                  (ii) Executive will not induce or attempt to induce any customer, client, supplier, licensee or other business relation of the Company or any of its Affiliates to cease doing business with the Company or any of its Affiliates or in any way interfere with the relationship or potential relationship between any such customer, client, supplier, licensee or business relation, and the Company or any of its Affiliates; and
                  (iii) Executive shall not solicit or attempt to solicit, or accept business from, any entity which at any time during the twelve month period prior to the date of termination of Executive's employment with the Company, was a client or customer of the Company or any of its Affiliates for the purpose of doing business with such client or customer in matters that compete with the business of the Company or any of its Affiliates. For the purpose of this covenant, the clients and customers of the Company or any of its Affiliates shall include those entities with which the Company or any of its Affiliates had held discussions or negotiations concerning services of the Company or any of its Affiliates.

                  (c) PUBLICLY-HELD STOCK. Nothing herein contained shall prevent Executive from holding or making an investment in:

                  (i) securities listed on a national securities exchange or sold in the over-the-counter market, provided that such investments do not exceed in the aggregate five percent (5%) of the issued and outstanding capital stock of a corporation which is a competitor of the Company or any of its Affiliates within the meaning of this Section; or
                  (ii) interests in a mutual fund or other pooled investment vehicle in which Executive has less than a five percent (5%) interest.

         (d) CONFIDENTIAL INFORMATION. Executive has previously executed and delivered to CORE the Company's standard non-disclosure agreement with respect to confidential information. Executive hereby re-affirms all his obligations pursuant to the Company's standard non-disclosure agreement in the form attached hereto as EXHIBIT A, which is hereby made a part of this Agreement.

         (e) INJUNCTIVE RELIEF. Without intending to limit the remedies available to the Company or any of its Affiliates, Executive acknowledges that a breach of any of the covenants contained in this Agreement could result in material irreparable injury to the Company or any of its Affiliates for which there might be no adequate remedy at law, and that, in the event of such a breach or threat thereof, the Company or any of its Affiliates shall be entitled to obtain a temporary restraining order and/or a preliminary and permanent injunction restraining Executive from engaging in any activities prohibited by this Agreement or such other equitable relief as may be required to enforce specifically any of the covenants of this Agreement.

         (f) REASONABLENESS OF RESTRICTIONS. The parties are of the view that the restrictions placed on Executive herein, in the light of all the circumstances are reasonable as to scope, period of time and geographical area. Nevertheless, it is the intent of the parties that this Agreement be enforceable and restrict Executive's activities only to the extent permitted by law. Accordingly, in the event that any provisions in this Agreement shall be determined by arbitrators or by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time over too large a geographic area or range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable.

         (g) DEFINITION OF "AFFILIATE." For the purposes of this Agreement, "Affiliate" with respect to CORE shall mean FBIC and all direct and indirect subsidiaries of CORE, as well as operating divisions of CORE at Closing or as subsequently added.

         10. AVAILABILITY OF RECORDS. During the Term of this Agreement and for a one (1) year period after any termination hereof, the Company agrees to make available to Executive, his executors, administrators or heirs, for inspection on the premises of the Company during normal working hours, copies of any records relating to activities while employed by the Company and which relate to any rights or benefits to which Executive was entitled at the time of his termination of employment. However, upon the termination of this Agreement, Executive shall not be entitled to retain any records or charts of the Company or any of its Affiliates in his possession.

         11. ARBITRATION. Any controversy or claim arising under or relating to this Agreement, or breach therefor, shall be settled by arbitration in Jackson County, Missouri in accordance with the rules of the American Arbitration Association as in effect from time to time. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

         Notwithstanding anything contained in this Section 11, Executive agrees that, in the event of any actual or threatened breach by Executive of his undertakings in Section 9, the Company or any of its Affiliates shall be entitled to immediate temporary injunctive and other equitable relief awarded in or in addition to the arbitration as provided herein, which arbitration need not have occurred at the time such relief is sought.

         The provisions of this Agreement shall survive the termination of this Agreement or of Executive's employment hereunder to the fullest extent required to give effect to the rights and obligations of the parties, including but not limited to the provisions of Sections 8, 9, 10 and 11 hereof that are to be observed, carried out or performed after such termination.

         12. ASSIGNABILITY. This Agreement shall inure to the benefit of the successors and assigns of the Company. However, this Agreement is personal to Executive, and he may not assign any of his rights or obligations hereunder.

         13. AMENDMENTS. No amendment of or variation in the terms of this Agreement shall be valid unless made in writing and signed by Executive and a duly authorized representative of the Company.

         14. NOTICES. Any notice required or permitted under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) if by delivery in person, or by overnight delivery, facsimile, telegram or other standard form of telecommunications, or certified or registered mail, postage prepaid, return receipt requested, to the President (or co-President if applicable) at his or her last known business address, with a copy to the last known home office of the Company (in the case of the President, co-President, or the Company), or to the last known personal address of the Executive (in the case of Executive).

         15. RULES OF CONSTRUCTION; HEADING AND VALIDITY. This Agreement shall be constructed in accordance with the laws of Massachusetts.

         The headings contained in this Agreement are for reference only and shall not limit or otherwise affect the meaning of any provision of this Agreement.

         If any provision of this Agreement or portion of such provision, or the application thereof under any circumstances, is held invalid by final arbitrator's award or by a court of competent jurisdiction, the remainder of this Agreement (or the remainder of such provision) and the application thereof under other circumstances shall not be affected by such partial invalidity.

         In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted by all the parties hereto. No presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         In the event of any inconsistency between this Agreement and Company personnel policies, the terms and provisions of this Agreement shall apply and control.

         16. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties hereto pertaining to the subject matter hereof and, when effective, supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as are specifically set forth herein. Except as otherwise provided by this Agreement, no supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         IN WITNESS WHEREOF, the parties to this Agreement have caused the same to be executed as of the date first above written.
                                   CORE, INC.
                                   ("Company" or "CORE")


                                   By:    /s/ George C. Carpenter IV
                                       ------------------------------------
                                   Name: George C. Carpenter IV
                                   Title: Chairman and CEO

                                     /s/ Craig C. Horton
                                   ----------------------------------------
                                   Name: Craig C. Horton
                                            ("Executive")


Exhibit A - Company Non-Disclosure Agreement



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